UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

SIEBERT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Wall Street, New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Siebert Financial Corp. (the “Company”) held its Annual Meeting of Shareholders (the “2017 Annual Meeting”) on June 23, 2017. At the 2017 Annual Meeting, the following proposal was submitted by the Company’s Board of Directors to a vote of the Company’s shareholders and the final results of the voting on the proposal are noted below.

Proposal No. 1 - The election of the persons named below as directors to hold office until the Company’s annual meeting of stockholders to be held in 2018 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Name	For Nominee	Authority Withheld From Nominee	Broker Non-Votes

Gloria E. Gebbia	20,721,233	17,310	—
Charles Zabatta	20,721,233	17,310	—
Francis V. Cuttita	20,721,233	17,310	—
Andrew H. Reich	20,723,233	15,310	—
Jerry M. Schneider	20,723,233	15,310	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2017

By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer and Secretary